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                                EXHIBIT INDEX

Exhibit
No.  Description

3.1 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's
      Form 10-K to December 31, 1992)

3.2  Amended By-Laws of Registrant (incorporated by reference to
     Exhibit 3.2 of the Registrant's Form 10-K for December 31, 1992)

4.1 Securities Purchase Agreement, dated as of December 22, 1995, relating to the sale of the Registrant's 15% Convertible Subordinated Debentures due 1997 (with form of Debenture attached thereto)

4.2 Registration Rights Agreement, dated as of December 22, 1995, relating to registration rights granted to the holders of the Registrant's 15% Convertible Subordinated Debentures due 1997

10.1 1991 Performance Equity Plan (incorporated by reference to
     Exhibit 10.1 of the Registrant's Form 10-K for December 31, 1991)

10.2*     Procurement Agreement, dated June 16, 1995, by and between
     International Business Machines Corporation and the Registrant (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the Three Months ended June 30, 1995)

10.3**    Memorandum of Agreement, dated as of September 14, 1993, by and between Grumman Aerospace Corporation and the Registrant

10.4**    License and Technical Support Agreement, dated as of October 3,
1995,
     by and between BellSouth Products, Inc. and the Registrant

11   Computation of Fully Diluted Earning for Common Share

21   Subsidiaries of Registrant

23.1 Independent Auditors' Consent

23.2 Independent Auditors' Consent

27   Finacial Data Schedule
 ______________
* Certain portions of this Agreement have been accorded confidential treatment.

**   The Registrant has requested confidential treatment of certain portions of this Agreement.